Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To,

Atlas Lithium Corporation (ATLX)

USA

We hereby consent to the incorporation by reference, in the Registration Statements on Form S-3 (File No. 333-274223) and form S-8 (File No. 333-273083) of Atlas Lithium Corporation, of our report dated November 8, 2024 relating to the financial statements of Atlas Lithium Corporation as of December 31, 2023 and 2022 and to all references to our firm included in this Amendment No.1 to the Annual Report on Form 10-K.

For, Pipara & Co LLP (6841)

Place: Ahmedabad, India

Date: November 08, 2024

New York Office: 1270, Ave of Americas, Rockfeller Center, FL7, New York – 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parel, Mumbai - 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi- 110001	Contact: T: +1 (646) 387 - 2034 F: 91 79 40 370376 E: usa@pipara.com naman@pipara.com